UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2011

JBI, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52444	20-4924000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

1783 Allanport Road, Thorold Ontario	L0S 1K0
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (905) 384-4383

N/A
(Former name or former address, if changed since last report)
––––––––––––––––

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On December 19, 2011, John Bordynuik submitted to JBI, Inc. (the “Company”) a resignation letter pursuant to which he resigned as the Chief Financial Officer (“CFO”) of the Company, effective immediately.  Mr. Bordynuik will remain in his current positions with the Company as President and Chief Executive Officer.

On the same day, the Company’s Board of Directors appointed Matthew Ingham as the Company’s CFO, effective immediately. Mr. Ingham, 32, will perform the services and duties that are normally and customarily associated with the CFO position as well as other associated duties as our Chief Executive Officer reasonably determines.

Mr. Ingham is a professional accountant with 10 years of progressive experience in auditing, assurance, financial reporting and transaction analysis for large and mid-sized publicly traded and privately held companies in numerous industries including mining, manufacturing and information technology. From 2009 to December 2011, Mr. Ingham held the position of Senior Manager, Technical Accounting, with Insight Enterprises, Inc., a $4.8 billion Fortune 500 information technology company. From 2006-2009, Mr. Ingham was an Audit Manager with Ernst & Young LLP, Phoenix, AZ in the Assurance Advisory Business Services division. Prior to holding this position, he was with Ernst & Young LLP, Buffalo, NY as an Audit Senior. Mr. Ingham holds a Bachelor of Science in Business Administration, from the University of Buffalo, May 2001, with certificates in Accounting and Finance. He is a Certified Public Accountant in the states of New York and Arizona and is also accredited in IFRS Auditing.

Family Relationships

There are no family relationships between any of the Company’s directors or officers and Mr. Ingham.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Employment Agreement

In connection with the appointment the Company entered into an employment agreement (the “Employment Agreement”) with Mr. Ingham.  Pursuant to the Employment Agreement, Mr. Ingham will have an annual base salary of $100,000, with JBI, Inc. restricted stock issued at value-based management milestones, as well as customary benefits including health benefits.  The milestones are as follows:

•	$12,500 of value in JBI, Inc. shares issued upon successful completion of 10Q filings.
•	$25,000 of value in JBI, Inc. shares if the 10Q filings throughout the year are on time.
•	$50,000 of value in JBI, Inc. shares issued upon successful completion of 10K filings.
•	$50,000 of value in JBI, Inc. shares if the annual 10K filing is on time.

Beginning with calendar year 2012, JBI, Inc. shares issued in the value of 50% of the year-over-year net savings of audit and review fees incurred by JBI, Inc. (versus 2011).  There is no term for the Employment Agreement; however, the Employment Agreement is subject to a 180 day probationary period.  A copy of the Employment Agreement is attached to this Current Report on Form 8-K (this “Report”) as Exhibit 10.1.

ITEM 8.01	OTHER EVENTS

On December 19, 2011, Company issued a press release announcing the appointment of Mr. Ingham as CFO, a copy of which is attached to this Report as Exhibit 99.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

 (d)        Exhibits

Exhibit No.	Description

10.1	Employment Agreement
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JBI, INC.

Date: December 21, 2011	By:	/s/ John Bordynuik
John Bordynuik
President and Chief Executive Officer